UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South
Hamilton, Ontario, Canada, L8P 0A6
(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On January 4, 2024, Fusion Pharmaceuticals Inc. (the “Company”) issued a press release announcing, among other things, clinical and manufacturing updates and an updated cash runway. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The Company from time to time presents or distributes to the investment community, at various industry and other conferences, slide presentations to provide updates and summaries of its business. A copy of the Company’s current corporate slide presentation is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference into this Item 7.01. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Updated Cash Runway

On January 4, 2024, the Company announced that, based on its cash, cash equivalents and investments of $207.3 million as of September 30, 2023, proceeds of approximately $65 million pursuant to Company’s at-the-market equity offering program with Jefferies LLC since September 30, 2023, an anticipated borrowing of $15 million under the Company’s loan and security agreement with Oxford Finance LLC and its current operating plan, the Company estimates that it will now be able to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2025.

FPI-2265 Phase 2/3 Development Plan in mCRPC

The Company announced today that it has aligned with the U.S. Food and Drug Administration (“FDA”) on its submitted Phase 2/3 protocol for FPI-2265, a targeted alpha therapy (“TAT”) targeting prostate specific membrane antigen (“PSMA”) for the treatment of patients with metastatic castration-resistant prostate cancer (“mCRPC”) with progressive disease. The updated development plan includes a Phase 2 dose optimization lead-in, expected to complete enrollment by the end of 2024, and a Phase 3 registrational trial expected to begin in 2025.

The Phase 2 portion of the development protocol is designed to evaluate the safety and efficacy of FPI-2265 across three dosing regimens in approximately 60 patients with mCRPC with progressive disease after 177Lu-based PSMA radioligand therapy, such as PLUVICTO™. Based on literature and TATCIST data reported to date, 100kBq/kg administered every 8 weeks is known to be a safe and active dose regimen. In order to further optimize the benefit/risk ratio of FPI-2265, Fusion will explore alternate regimens with higher dosing frequency while keeping cumulative dose and duration of treatment the same. Additional regimens to be evaluated will include a dose of 50 kBq/kg every 4 weeks and 75 kBq/kg every 6 weeks. The primary endpoints are safety and the proportion of patients with ≥ 50% decline in PSA level with key secondary endpoints of objective response rate (“ORR”) and radiographic progression free survival (“rPFS”). The Phase 2 trial is expected to initiate in the second quarter of 2024 with enrollment completed by year-end. The Company will seek to hold an End of Phase 2 meeting with the FDA to determine the recommended Phase 3 dosing regimen based on analysis of the Phase 2 data.

The Phase 3 portion of the trial is designed to be a registration-enabling global study evaluating the efficacy and safety of FPI-2265 compared with standard of care in approximately 550 patients with mCRPC with progressive disease who have previously been treated with a 177Lu-based PSMA radiotherapy. The primary endpoint will evaluate rPFS. Key secondary endpoints include PFS, ORR, OS, PSA50 and duration of response. The Company plans to initiate the Phase 3 trial in 2025.

As previously disclosed, in February 2023, Fusion acquired an IND for the ongoing Phase 2 clinical trial (the “TATCIST” trial) evaluating FPI-2265 (225Ac-PSMA I&T). The TATCIST trial was designed to evaluate patients with mCRPC with progressive disease, including patients who are naïve to PSMA-targeted radiopharmaceuticals and those who have been pre-treated with 177Lu-based PSMA radiopharmaceutical therapy. Fusion intends to report data from approximately 25 to 30 patients in April 2024 and then prioritize enrollment in the new Phase 2/3 trial.

The Company is also pursuing the opportunity to potentially move the therapy candidate into earlier lines of treatment with combinations of FPI-2265 and olaparib. Fusion expects to initiate a combination trial in the first half of this year.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, including but not limited to statements regarding the Company’s cash runway, development plans for FPI-2265 and expected timing for clinical updates. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent periodic or current report that the Company files with the SEC. All forward-looking statements reflect the Company’s estimates only as of the date of this Current Report (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this Current Report. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by Fusion Pharmaceuticals Inc., dated January 4, 2024.

99.2	Corporate Presentation of Fusion Pharmaceuticals Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: January 4, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer